Exhibit 8.3

REEDER & SIMPSON P.C.

ATTORNEYS AT LAW

P.O. Box 601	Telephone:	011-692-625-3602
RRE Commercial Center	Facsimile:	011-692-625-3603
Majuro, MH 96960	Email:	dreeder@ntamar.net
simpson@otenet.gr

Bird Acquisition Corp.
Excel Maritime Carriers Ltd.
c/o 17th km National Road Athens
Lamia & Finikos Street
145-64 Nea Kifisia
Athens, Greece

February 15, 2007

                Re: Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as counsel as to matters of the law of the Republic of the Marshall Islands (the “RMI”), to Bird Acquisition Corp., a non-resident domestic corporation formed under the laws of the RMI and a subsidiary of Excel Maritime Limited (the “Company”), in connection with the preparation of a Registration Statement on Form F-4 (as amended through to the effective date thereof, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder, with respect to the issuance by the Company of shares of the Company’s Class A common shares, par value $0.01 per share, pursuant to the Agreement and Plan of Merger dated January 29, 2008 (the “Merger Agreement”) among the Company, Bird Acquisition Corp. and Quintana Maritime Limited.

                In connection with the opinion, we have reviewed the discussion (the “Discussion”) set forth in the Registration Statement under the caption “Material Marshall Islands Income Tax Considerations”.

                All statement of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth thereof as of the effective date of the Registration Statement.  In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such RMI tax matters (except for the representations and statements of fact of the Company, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in such Registration Statement.

Very truly yours,

/s/ Dennis J. Reeder
Dennis J. Reeder
Reeder & Simpson, P.C.